UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

PHH CORPORATION

(Exact Name of Registrant as Specified in its charter)

Maryland	1-7797	52-0551284
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification No.)
of incorporation)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

(Address of principal executive offices, including zip code)

(856) 917-1744

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On June 2, 2014, PHH Corporation (“PHH,” the “Company,” “we” or “our”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell its fleet management services business (the “Fleet Business”) to certain wholly owned subsidiaries of Element Financial Corporation, an Ontario corporation (“Buyer”). Subject to the terms and conditions of the Purchase Agreement, Buyer has agreed to cause a wholly owned subsidiary of Buyer to purchase all of the issued and outstanding equity interests of each of PHH Vehicle Management Services Group LLC, a Delaware limited liability company (“PHHVMS”), PHH Sub 1, Inc., a Delaware corporation (“Fleet Sub 1”) and PHH Sub 2, Inc. a Delaware corporation (“Fleet Sub 2” and, together with PHHVMS and Fleet Sub 1, collectively, the “U.S. Transferred Entities”) and, immediately thereafter, to cause another wholly owned subsidiary of Buyer to purchase all of the issued and outstanding equity interests of PHH Vehicle Management Services Inc., a Canadian corporation (the “Canadian Transferred Entity”) (such purchase of the issued and outstanding equity interests of the U.S. Transferred Entities and the Canadian Transferred Entity, collectively, the “Transactions”). The aggregate purchase price for the Transactions is $1.4025 billion, subject to adjustments set forth in the Purchase Agreement (as so adjusted, the “Purchase Price”).

The completion of the Transactions is subject to the satisfaction (or waiver, if permissible under applicable law) of various closing conditions, including, among others (i) the termination or expiration of all waiting periods (and extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the Competition Act (Canada) and receipt of Competition Act Compliance (as defined in the Purchase Agreement), (ii) the absence of any law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority enjoining, restraining, preventing or prohibiting the consummation of the Transactions or making the consummation of the Transactions illegal, (iii) the receipt of certain third party approvals, including required financing and other contractual consents and amendments, (iv) the absence of a material adverse effect regarding the Fleet Business, and (v) customary conditions regarding the accuracy of the representations and warranties and material compliance by the parties with their respective obligations under the Purchase Agreement. The Transactions are not subject to a financing condition.

The Purchase Agreement contains customary representations, warranties and covenants by each party thereto. Between the date of the execution of the Purchase Agreement and the completion of the Transactions, subject to certain limitations, the Company is obligated to conduct, and to cause its subsidiaries to conduct, the Fleet Business in all material respects in the ordinary course of business consistent with past practice and to use reasonable best efforts to preserve intact the organization and relationships of the Fleet Business.

Subject to the terms and conditions of the Purchase Agreement, each of the Company and Buyer has agreed to use its reasonable best efforts to cause the Transactions to be consummated as soon as practicable. However, the Purchase Agreement also contains certain customary termination rights, including, among others, the right of either party to terminate the Purchase Agreement if the Transactions have not been consummated on or before September 30, 2014 (except to the extent that the failure of the Transactions to have been consummated by or before such date was primarily due to the failure of such party to perform any of its obligations under the Purchase Agreement).

Both the Company and Buyer have agreed to indemnify the other party for losses arising from certain breaches of the Purchase Agreement and other liabilities, subject to certain limitations. In connection with the closing of the Transactions, the Company and Buyer will enter into certain additional ancillary agreements, including transition services agreements.

A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement and information regarding the subject matter thereof may change after the date of the Purchase Agreement. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company or its business as of the date of the Purchase Agreement or as of any other date.

Amendment of Revolving Credit Facility

General.  On May 30, 2014, the Company amended and restated its revolving credit facility by entering into an amendment and restatement as of May 30, 2014 of the Amended and Restated Credit Agreement dated as of August 2, 2012 (as amended and restated, the “Amended and Restated Credit Agreement”), among the Company, as borrower, the lenders referred to therein, Bank of America, N.A., Citibank, N.A., Manufacturers and Traders Trust Company, The Royal Bank of Scotland plc and Wells Fargo Bank, National Association, as syndication agents, Barclays Bank PLC, as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent.

The Amended and Restated Credit Agreement provides for a revolving credit facility (the “Revolving Credit Facility”) with an aggregate principal amount of $300 million, maturing on August 2, 2015. Up to $35 million of borrowing capacity under the Revolving Credit Facility is available for the issuance of letters of credit.

All borrowings under the Revolving Credit Facility are subject to the satisfaction of customary conditions, including absence of a default under the Amended and Restated Credit Agreement and accuracy of representations and warranties.

Interest and Fees.  Pricing under the Revolving Credit Facility is based upon the Company’s senior non-credit enhanced unsecured long-term debt ratings. If the ratings on the Company’s senior non-credit enhanced unsecured long-term debt assigned by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a business unit within Standard & Poor’s Financial Services LLC, and Fitch, Inc. are not equivalent to each other, the second highest credit rating assigned by them determines pricing under the Revolving Credit Facility, provided that, in the event that any two of the rating agencies have equivalent ratings, but the third rating agency’s rating differs, pricing under the Revolving Credit Facility is determined by the ratings which are equivalent. As of the date of the Amended and Restated Credit Agreement, borrowings pursuant to the revolving commitments of each lender under the Revolving Credit Facility bore interest at a margin of 375 bps over LIBOR or 275 bps over the alternative base rate. As of the date of the Amended and Restated Credit Agreement, there was no utilization fee. The Revolving Credit Facility requires the Company to pay quarterly facility fees which, as of the date of the Amended and Restated Credit Agreement, was 50 bps on an annualized basis.

Guarantees and Security.  The Company’s obligations under the Revolving Credit Facility are guaranteed by each of the Company’s direct, indirect, existing and future domestic subsidiaries, subject to exceptions for (i) asset securitization subsidiaries, (ii) subsidiaries which are not substantially wholly-owned by the Company or its wholly-owned subsidiaries and (iii) certain excluded subsidiaries. Obligations under the Revolving Credit Facility are not secured.

Covenants.  The Amended and Restated Credit Agreement contains certain affirmative and negative covenants, including, but not limited to, restrictions on indebtedness of material subsidiaries and subsidiary guarantors, transactions with affiliates, mergers, liens, liquidations and sale and leaseback transactions. In addition, the Amended and Restated Credit Agreement requires that the Company maintain (i) on the last day of each fiscal quarter, consolidated net worth of $1.0 billion of the Company and its subsidiaries, (ii) at all times, a ratio of indebtedness (less the balance, at such time, deposited into an escrow account for the payment, redemption or purchase of the Company’s 4.0% Convertible Senior Notes due 2014) to the Company’s and its subsidiaries’ tangible net worth no greater than 5.75 to 1, (iii) committed third party mortgage warehouse capacity (other than uncommitted warehouse capacity provided by government-sponsored enterprises and facilities that are exclusively related to the gestation of mortgage loans prior to the securitization of such loans or the sale of such loans to third-party investors) of at least $1.0 billion at all times, (iv) committed third party fleet financing capacity of at least $750 million and (v) a ratio of borrowing base to unsecured indebtedness (less the balance, at such time, deposited into an escrow account for the payment, redemption or purchase of the Company’s 4.0% Convertible Senior Notes due 2014) of at least 1.20 to 1, insofar as any extension of credit is outstanding.

The Amended and Restated Credit Agreement imposes restrictions on the ability of the Company and in some cases, the ability of certain of its subsidiaries, to pay dividends, make other restricted payments and prepay or redeem indebtedness, in each case, subject to a number of exceptions. Furthermore, the Amended and Restated Credit Agreement includes a no negative pledge covenant, subject to certain limited exceptions, and a covenant prohibiting the Company and its material subsidiaries and subsidiary guarantors from incurring senior indebtedness which matures prior to the final maturity of the Revolving Credit Facility, subject to certain limited exceptions.

In addition, the Amended and Restated Credit Agreement imposes a restriction on the ability of the Company and its subsidiaries to sell or otherwise dispose of assets of the Company and its subsidiaries, including a restriction on the ability to sell, spinoff, carve-out or similarly dispose of all or any material portion of the fleet business or the mortgage business of the Company and its subsidiaries.  The consummation of the proposed sale of the Fleet Business (the “Fleet Business Sale”) would give rise to an event of default under the Amended and Restated Credit Agreement.  Prior to the Fleet Business Sale, the Company would either need to seek an amendment or waiver from its lenders to permit such sale or terminate the Amended and Restated Credit Agreement.

Failure to comply with any of the covenants constitutes an event of default under the Amended and Restated Credit Agreement allowing the administrative agent or required lenders to accelerate.

A copy of the Amended and Restated Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment of Revolving Credit Facility

The information disclosed under Item 1.01 of this Current Report on Form 8-K under the heading Amendment of Revolving Credit Facility is incorporated by reference into this Item 2.03.

Amendment of PHH Servicer Advance Receivables Trust 2013-1, Servicer Advance Receivables Backed Variable Funding Notes, Series 2013-1

In connection with its existing servicer advance receivables securitization, PHH Servicer Advance Receivables Trust 2013-1 (“PSART”), an indirect, wholly owned subsidiary of the Company, entered into amendments dated May 29, 2014 (collectively, the “Amendments”) to the following documents, each of which is dated as of March 10, 2014: (i) the Indenture by and between PSART and The Bank of New York Mellon, as indenture trustee; (ii) the Receivables Purchase and Contribution Agreement among PSART, PHH Mortgage Corporation, a wholly-owned subsidiary of the Company, and PHH Servicer Advance Funding Depositor, LLC, a wholly owned subsidiary of PHH Mortgage Corporation; and (iii) the Note Purchase Agreement among PSART, The Royal Bank of Scotland plc (the “Committed Purchaser”) and one or more conduit note purchasers (the “Conduit Purchasers,” and together with the Committed Purchaser, collectively, the “Note Purchasers”).

The Amendments increase the aggregate maximum principal amount of variable funding notes issued by PSART (the “Servicing Advance Notes”) from $130,000,000 to $155,000,000 (the “New Maximum Note Balance”). Thus, upon giving effect to the Amendments, at any time upon the request of PSART on or before May 9, 2015, the Committed Purchaser shall, and the Conduit Purchasers may, subject to certain conditions precedent and the availability of a borrowing base determined based upon advance rates relating to the unpaid balance of eligible mortgage loan servicing advances (including advances of principal and interest) held by PSART at such time, advance funds by purchasing additional Servicing Advance Note balances not to exceed the New Maximum Note Balance.

On May 29, 2014, after giving effect to the transactions contemplated by the Amendments, the outstanding principal balance of the Servicing Advance Notes was approximately $124.8 million.

Relationships

The Bank of New York Mellon and its affiliates provide products and services to, make loans to, and engage in various other transactions with the Company and its affiliates in the ordinary course of their respective businesses, including, without limitation, indenture trustee, document custodian, underwriting, and treasury related products and services, for which BNYM and its affiliates receive customary fees and expenses. In addition, Mr. Thomas P. (Todd) Gibbons, one of the Company’s directors since July 1, 2011, is Vice Chairman and Chief Financial Officer of the Bank of New York Mellon Corporation, BNYM, and BNY Mellon, N.A

Item 8.01. Other Events.

On June 2, 2014, the Company issued a press release announcing entry into the Purchase Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

2.1

Stock Purchase Agreement, dated as of June 2, 2014, between PHH Corporation and Element Financial Corporation (Certain of the schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but the Company undertakes to furnish a copy of the schedules or similar attachments to the Securities and Exchange Commission upon request.)

10.1

Amended and Restated Credit Agreement, dated as of August 2, 2012 (as amended and restated as of May 30, 2014), among PHH Corporation, as borrower, the lenders referred to therein, Bank of America, N.A., Citibank, N.A., Manufacturers and Traders Trust Company, The Royal Bank of Scotland plc and Wells Fargo Bank, National Association, as syndication agents, Barclays Bank PLC, as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent

99.1	Press Release issued by PHH Corporation, dated June 2, 2014 (furnished but not filed)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

Date: June 3, 2014

	By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1

Stock Purchase Agreement, dated as of June 2, 2014, between PHH Corporation and Element Financial Corporation (Certain of the schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but the Company undertakes to furnish a copy of the schedules or similar attachments to the Securities and Exchange Commission upon request.)

10.1

Amended and Restated Credit Agreement, dated as of August 2, 2012 (as amended and restated as of May 30, 2014), among PHH Corporation, as borrower, the lenders referred to therein, Bank of America, N.A., Citibank, N.A., Manufacturers and Traders Trust Company, The Royal Bank of Scotland plc and Wells Fargo Bank, National Association, as syndication agents, Barclays Bank PLC, as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent

99.1	Press Release issued by PHH Corporation, dated June 2, 2014 (furnished but not filed)